UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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SAFEGUARD SCIENTIFICS, INC.
(Name of Registrant as Specified in Its Charter)

SIERRA CAPITAL INVESTMENTS, L.P.

HORTON CAPITAL PARTNERS FUND, LP

AVI CAPITAL PARTNERS, LP

HORTON CAPITAL PARTNERS LLC

HORTON CAPITAL MANAGEMENT, LLC

MAPLEWOOD ADVISORS GP, LLC

MAPLEWOOD ADVISORS IM, LLC

MAPLEWOOD GLOBAL PARTNERS, LLC

MAPLEWOOD PARTNERS, LLC

DARREN C. WALLIS

JOSEPH M. MANKO, JR.

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Sierra Capital Investments, L.P., together with the other participants named herein (collectively, "Sierra Capital"), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of a slate of director nominees at the 2018 annual meeting of shareholders of Safeguard Scientifics, Inc., a Pennsylvania corporation.

On February 21, 2018, Sierra Capital issued the following press release:

SIERRA CAPITAL COMMENTS ON SAFEGUARD'S ADOPTION OF SHAREHOLDER-CHILLING NOL POISON PILL

Expresses Concern That the Adoption of a 4.99% Poison Pill in the Face of an Election Contest Safeguards the Board and Management More than any Tax Assets

Calls on the Board to Immediately Disclose its Section 382 Vulnerability Analysis So Shareholders Can Determine for Themselves Whether This Step is Justified or Is a Pretext for Protecting the Status Quo

Sierra Moving Forward with the Nomination of a Slate of Highly-Qualified Director Candidates by the Upcoming February 23rd Deadline

NEW YORK, NY – February 21, 2018 /PRNewswire/ -- Sierra Capital Investments, L.P. (“Sierra”), one of the largest shareholders of Safeguard Scientifics, Inc. (“Safeguard,” or the “Company”) (NYSE: SFE), with ownership of approximately 5.1% of the Company’s outstanding shares, issued a statement today condemning Safeguard’s adoption of a new so-called “tax benefits preservation plan,” which effectively handcuffs its largest shareholders from acquiring additional shares and negatively impacts trading liquidity ahead of an upcoming election contest. This comes at a time when, according to Sierra’s calculations, Safeguard’s tax assets appear to be at very little risk.

“Less than one week after adopting a series of onerous nomination Bylaw requirements, and despite our request not to engage in any further activities that could be viewed as entrenching the Board and management, the Safeguard Board has now brazenly adopted a 4.99% poison pill, under the guise of protecting the Company’s valuable tax assets. It is nothing new that the Company has valuable tax assets. We therefore cannot understand the Board’s justification for adopting such a restrictive and chilling poison pill at this time just days ahead of the nomination deadline for the 2018 Annual Meeting. The Board should immediately disclose its computation for how vulnerable the Company is to an ‘ownership change’, as defined under Section 382 of the Internal Revenue Code, so shareholders can determine for themselves whether the Company is justified in taking this extreme step, or whether the poison pill is simply a pretext to further entrench the Board and management. While we applaud any genuine action by the Company to protect the diminution of shareholder value, our estimates indicate Safeguard is nowhere near reaching the 50 percentage point threshold, with movement of less than 20 percentage points by 5% holders in aggregate over the past three years. Without more, this begs the question about the Board’s true motivation and timing of this initiative.

We are now even more convinced of the need for change at Safeguard and are preparing to nominate a slate of director candidates to the Board by this Friday’s deadline. While we are still in the process of evaluating the degree of change that we believe is necessary at Safeguard, the Board’s recent actions signify that substantial change may be in order. We look forward to giving shareholders a voice at the 2018 Annual Meeting. However, as always, we remain open to any constructive dialogue with the Board that could lead to an amicable resolution.”

About Sierra Capital Investments, L.P.

Sierra Capital Investments, L.P. is an entity owned by Maplewood Partners, LLC (“Maplewood”) and Horton Capital Partners, LLC (“Horton”). Maplewood is an alternative asset management firm that employs an opportunistic, value driven approach that capitalizes on complex, misunderstood, or off-the-run opportunities in both public and private equities. Horton is an investment firm making concentrated investments in undervalued and under-appreciated small and micro-capitalization public companies.

Investor contacts:

Darren C. Wallis

(610) 816-6660

www.maplewoodllc.com

Joseph M. Manko, Jr.

(215) 399-5402

www.thehortonfund.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

If an amicable resolution cannot be reached, Sierra Capital Investments, L.P., together with the other participants named herein (collectively, “Sierra Capital”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of a slate of director nominees at the 2018 annual meeting of shareholders of Safeguard Scientifics, Inc. (the “Company”).

SIERRA CAPITAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Sierra Capital Investments, LP (“Sierra”), Horton Capital Partners Fund, LP (“HCPF”), AVI Capital Partners, LP (“AVI”), Horton Capital Partners LLC (“HCP”), Horton Capital Management, LLC (“HCM”), Maplewood Advisors GP, LLC (“MAGP”), Maplewood Advisors IM, LLC (“MAIM”), Maplewood Global Partners, LLC (“MGP”), Maplewood Partners, LLC (“MP”), Darren C. Wallis (“Mr. Wallis”), Joseph M. Manko, Jr. (“Mr. Manko”) and Sierra Capital’s director nominees, which have not yet been identified.

As of the date hereof, Sierra owns directly 707,845 shares of Common Stock of the Company (the “Common Stock”). Pursuant to investment management agreements, HCM and MAIM maintain investment and voting power with respect to the securities held by Sierra. However, despite the delegation of investment and voting power to HCM and MAIM, HCP and MGP may be deemed to be the beneficial owners of such securities under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (“Rule 13d-3”) because HCP and MGP have the right to acquire investment and voting power through termination of investment management agreements with HCM and MAIM. As of the date hereof, HCPF owns directly 33,303 shares of Common Stock. Pursuant to investment management agreements, HCM maintains investment and voting power with respect to the securities held by HCPF. However, despite the delegation of investment and voting power to HCM, HCP may be deemed to be the beneficial owner of such securities under Rule 13d-3 because HCP has the right to acquire investment and voting power through termination of investment management agreements with HCM. As of the date hereof, AVI owns directly 10,098 shares of Common Stock. Pursuant to investment management agreements, MAIM maintains investment and voting power with respect to the securities held by AVI. However, despite the delegation of investment and voting power to MAIM, MAGP may be deemed to be the beneficial owner of such securities under Rule 13d-3 because MAGP has the right to acquire investment and voting power through termination of investment management agreements with MAIM. HCM and MAIM also act as investment advisers to certain jointly managed accounts. Under investment management agreements with these jointly managed accounts, HCM and MAIM have investment and voting power with respect to 304,722 shares of Common Stock held in such managed accounts. HCP and MGP are the general partners for Sierra. MAGP is the general partner of AVI. HCP is the general partner of HCPF. Mr. Manko is the managing member of HCM and HCP. MP is the parent company of MGP, MAIM and MAGP. Mr. Wallis is the managing member of MP, MGP, MAGP, and MAIM. By reason of the provisions of Rule 13d-3, (i) each of MP, Mr. Wallis and MAIM may be deemed to beneficially own the 1,022,665 shares of Common Stock held by AVI, Sierra and the managed accounts, (ii) each of HCM and Mr. Manko may be deemed to beneficially own the 1,045,870 shares of Common Stock held by HCP, Sierra and the managed accounts, (iii) HCP may be deemed to beneficially own the 741,148 shares of Common Stock held by HCPF and Sierra, (iv) MGP may be deemed to beneficially own the 707,845 shares of Common Stock held by Sierra, and (v) MAGP may be deemed to beneficially own the 10,098 shares of Common Stock held by AVI.